AMENDMENT TO
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

        This Amendment, dated as of September 1, 2012, to the Amended and Restated Transfer Agent Servicing Agreement dated November 17, 2009, further amended on February 22, 2011, is made and entered into by and between LKCM Funds, a Delaware business trust (“Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties desire to amend the fees of Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.           Amendment.  Effective as of the date hereof, Exhibit C of the Agreement shall be replaced in its entirety by Amended Exhibit C attached to this Amendment.

2.           Full Force and Effect.  Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jacob D. Smith	By: /s/ Michael R. McVoy

Name: Jacob D. Smith	Name: Michael R. McVoy

Title: Chief Financial Officer /Chief Compliance Officer	Title: Executive Vice President

Amended Exhibit C to the Transfer Agent Agreement

LKCM Funds TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective August 1, 2012

Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
   ♦ No-Load per account charge
    ♦ Matrix Level [   ] Open Accounts $[   ] / Account
    ♦ Matrix Level [   ] Closed accounts $[   ]/ Account
    ♦ Matrix Level [   ] Open Accounts $[   ]/ Account
    ♦ Matrix Level [   ] Closed Accounts $[   ] / Account

Annual Minimum
    ♦ $[   ] Small Cap Equity
    ♦ $[   ] Equity fund I; Smid-Cap I
    ♦ $[   ] each additional Fund
           ♦ LKCM Equity Fund Adviser Class reduced fee to $[   ] per year.

Activity Charges
    ♦ Telephone Calls - $[   ] /call
    ♦ Daily Valuation Trades - $[   ] /trade
    ♦ Lost Shareholder Search - $[   ] /search
    ♦ AML New Account Service - $[   ]/new domestic accounts, $[   ]/new foreign account
                 and $[   ] shareholder verification
    ♦ ACH/EFT Shareholder Services:
$[   ]/month/fund group
$[   ] /ACH item, setup, change
$[   ] /correction, reversal
• Omnibus Account Transactions
      $[   ] each – first [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – balance of transactions
• CCO Support Services - $[   ] per year
Out-of-pocket Costs - Including but not limited to:
    ♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ ACH fees, NSCC charges
♦ Disaster recovery – per open account
♦ All other out-of-pocket expenses

Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦ $[   ]/qualified plan acct (Cap at $[   ]/SSN)
♦ $[   ]/Coverdell ESA acct (Cap at [   ]/SSN)
♦ $[   ]/transfer to successor trustee
♦ $[   ]/participant distribution (Excluding SWPs)
            $[   ] /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
♦ $[   ]/outgoing wire transfer
♦ $[   ]/overnight delivery
♦ $[   ]/telephone exchange
♦ $[   ]/return check or ACH
♦ $[   ]/stop payment
♦ $[   ]/research request per account (Cap at $[   ]/request) (For requested items of the second
     calendar year [or previous] to the request)

Technology Charges
1.  Fund Group Setup (first cusip) - $[   ] /fund group
2.  Fund Setup - $[   ]/cusip (beyond first cusip)
3.  NSCC Service Interface – All NSCC Services
        ♦ Setup - $[   ]/fund group
4. Telecommunications and Voice Services
        ♦ Service Setup - $[   ] ATT transfer connect
        ♦ VRU Setup - $[   ]/fund group
        ♦ VRU Maintenance - $[   ]/month
        ♦ $[   ] /voice response call
        ♦ $[   ] /voice recognition call
5.  Asset Allocation Services - $[   ] /account group/year ([   ] reallocations)
6.  Average Cost - $[   ]/account/year
7.  Development/Programming - $[   ] /hour
8.  File Transmissions – subject to requirements
9.  Selects - $[   ] per select
10.  Extraordinary services – charged as incurred
        ♦ Conversion of Records (if necessary) – Estimate to be provided.
        ♦ Custom processing, re-processing
All other extraordinary services

* Subject to Cost of Living adjustment based on the Milwaukee CPI

Amended Exhibit C (continued) to the Transfer Agent Agreement
LKCM Aquinas Funds TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at October, 2009
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
    ♦ No-Load  - $[   ]/account
    ♦ NSCC Accounts $[   ]/account
    ♦ Closed Accounts - $[   ]/account
Annual Base Fee per CUSIP
    ♦ $[   ] per fund, $[   ] for Small Cap Fund
    ♦ $[   ] each additional class, $[   ] for Small Cap Fund.

Activity Charges
        ♦ Telephone Calls - $[   ]/call
        ♦ Daily Valuation Trades - $[   ] /trade
        ♦ Lost Shareholder Search - $[   ] /search
        ♦ AML New Account Service - $[   ]/new domestic accounts, $[   ]/new foreign account
                 and $[   ] shareholder verification
        ♦ ACH/EFT Shareholder Services:
              $[   ]/month/fund group
              $[   ]ACH item, setup, change
              $[   ]/correction, reversal
        ♦ Omnibus Account Transactions
              $[   ] each – first [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – balance of transactions

Out-of-pocket Costs - Including but not limited to:
    ♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ ACH fees, NSCC charges
♦ Disaster recovery – per open account
♦ All other out-of-pocket expenses
         Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦ $[   ]/qualified plan acct (Cap at $[   ]/SSN)
♦ $[   ]/Coverdell ESA acct (Cap at $[   ]/SSN)
♦ $[   ]/transfer to successor trustee
♦ $[   ]/participant distribution (Excluding SWPs)
        $[   ]/refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
♦ $[   ]/outgoing wire transfer
♦ $[   ]/overnight delivery
♦ $[   ]/telephone exchange
♦ $[   ]/return check or ACH
♦ $[   ]/stop payment
♦ $[   ]/research request per account (Cap at $[   ]/request) (For requested items of the second
    calendar year [or previous] to the request)

Technology Charges
1.  Fund Group Setup (first cusip) - $[   ]/fund group
3.  Fund Setup - $[   ] /cusip (beyond first cusip)
3.  NSCC Service Interface – All NSCC Services
        ♦ Setup - $[   ]/fund group
4.  Telecommunications and Voice Services
        ♦ Service Setup - $[   ] ATT transfer connect
        ♦ $[   ]/voice response call
        ♦ $[   ]/voice recognition call
6.    Asset Allocation Services - $[   ] /account group/year ([   ] reallocations)
11.  Average Cost - $[   ] /account/year
12.  Development/Programming - $[   ] /hour
13.  File Transmissions – subject to requirements
14.  Selects - $[   ] per select
15.  Extraordinary services – charged as incurred
        ♦ Conversion of Records (if necessary) – Estimate to be provided.
        ♦ Custom processing, re-processing
All other extraordinary services

* Subject to Cost of Living adjustment based on the Milwaukee CPI, starting in month [   ] of the contract.